EXHIBIT 4.1
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                       SRI RECEIVABLES PURCHASE CO., INC.,

                       an indirect wholly-owned subsidiary

                                       of

                           SPECIALTY RETAILERS, INC.,
                            the Administrative Agent

                                   $30,000,000

                              12.5% Series B Notes

                    ----------------------------------------

                             ----------------------

                                    INDENTURE

                           Dated as of ________, 1996
                             ----------------------

                 -----------------------------------------------

                             BANKERS TRUST COMPANY,
                       as Trustee and as Collateral Agent

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                             CROSS-REFERENCE TABLE*
TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION

310 (a)(1).......................................................          11.10
    (a)(2).......................................................          11.10
    (a)(3) ......................................................           N.A.
    (a)(4).......................................................           N.A.
    (a)(5).......................................................          11.10
    (b) .........................................................          11.10
    (c) .........................................................           N.A.
311 (a) .........................................................          11.11
    (b) .........................................................          11.11
    (c) .........................................................           N.A.
312 (a)..........................................................            3.5
    (b)..........................................................           14.3
    (c) .........................................................           14.3
313 (a) .........................................................           11.6
    (b)(1) ......................................................           N.A.
    (b)(2) ......................................................           11.6
    (c) .........................................................      11.6;14.2
    (d)..........................................................           11.6
314 (a) .........................................................       7.3;14.2
    (b) .........................................................           N.A.
    (c)(1) ......................................................           14.6
    (c)(2) ......................................................           14.6
    (c)(3) ......................................................           N.A.
    (d)..........................................................           N.A.
    (e)  ........................................................           14.7
    (f)..........................................................           N.A.
315 (a)..........................................................           11.1
    (b)..........................................................      11.5;14.2
    (c)  ........................................................           11.1
    (d)..........................................................           11.1
    (e)..........................................................           9.10
316 (a)(last sentence) ..........................................           N.A.
    (a)(1)(A)....................................................            9.5
    (a)(1)(B) ...................................................            9.4
    (a)(2) ......................................................           N.A.
    (b) .........................................................            9.8
    (c) .........................................................      13.1;13.2
317 (a)(1) ......................................................           9.11
    (a)(2).......................................................           9.12
    (b) .........................................................            3.4
318 (a)..........................................................           14.1
    (b)..........................................................           N.A.
    (c)..........................................................           14.1
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.
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                                TABLE OF CONTENTS
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ARTICLE 1
               DEFINITIONS AND INCORPORATION
               BY REFERENCE..................................................................2
        Section 1.1   Definitions............................................................2
        Section 1.2   Other Definitions.....................................................11
        Section 1.3   Incorporation by Reference of Trust Indenture Act.....................11
        Section 1.4   Rules of Construction.................................................11

ARTICLE 2
               CONFIRMATION OF GRANTS OF SECURITY INTEREST;
               CONFIRMATION OF APPOINTMENT OF COLLATERAL AGENT..............................12
        Section 2.1     Confirmation Of Grants Of Security Interest.........................12
        Section 2.2     Confirmation Of Appointment Of Collateral Agent.....................13

ARTICLE 3
               THE NEW NOTES................................................................13
        Section 3.1     Form and Dating.....................................................13
        Section 3.2     Execution and Authentication........................................13
        Section 3.3     Registrar and Paying Agent..........................................14
        Section 3.4     Paying Agent to Hold Money in Trust.................................14
        Section 3.5     Holder Lists........................................................15
        Section 3.6     Book-Entry Provisions for Global Notes..............................15
        Section 3.7     Transfer And Exchange Provisions....................................16
        Section 3.8     Replacement Notes...................................................16
        Section 3.9     Outstanding Notes...................................................16
        Section 3.10    Temporary Notes.....................................................17
        Section 3.11    Cancellation........................................................17
        Section 3.12    Defaulted Interest..................................................17

ARTICLE 4
               PAYMENTS; STATEMENTS TO
               CERTIFICATEHOLDERS...........................................................17
        Section 4.1     Establishment of Accounts...........................................17
        Section 4.2     Deposits Into The Interest Reserve Account..........................18
        Section 4.3    Deposits Into The Principal Reserve Account..........................19
        Section 4.4     Transfers to the Payment Account....................................20
        Section 4.5     Payments of Principal and Interest..................................20
        Section 4.6     Statements to Noteholders...........................................21
        Section 4.7     Daily Report and Settlement Statement...............................21
        Section 4.8     Final Distributions.................................................21

ARTICLE 5
                CONDITIONS PRECEDENT........................................................21
        Section 5.1     General Provisions..................................................21
        Section 5.2     Security For Notes..................................................22
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ARTICLE 6
               REDEMPTION...................................................................22
        Section 6.1     Optional Redemption.................................................22
        Section 6.2     Notices to Trustee..................................................23
        Section 6.3     Selection of Notes to Be Redeemed...................................23
        Section 6.4     Notice of Redemption................................................23
        Section 6.5     Effect of Notice of Redemption......................................24
        Section 6.6     Deposit of Redemption Price.........................................24
        Section 6.7     Notes Redeemed in Part..............................................24

ARTICLE 7
               COVENANTS....................................................................25
        Section 7.1     Payment of Notes....................................................25
        Section 7.2     Maintenance of Office or Agency.....................................25
        Section 7.3     Additional Reports..................................................25
        Section 7.4     Compliance Certificate..............................................25
        Section 7.5     Taxes...............................................................26
        Section 7.6     Stay, Extension and Usury Laws......................................26
        Section 7.7     Liens...............................................................26
        Section 7.8     Corporate Existence.................................................26
        Section 7.9     Senior Debt.........................................................27
        Section 7.10    Amendment of Receivables, Master Trust Documents....................27
        Section 7.11    Conditions Precedent to Issuance of Future Notes....................27
        Section 7.12  Charge Account Agreements and Credit and Collection Policies..........27

ARTICLE 8
               SUCCESSORS...................................................................28
        Section 8.1     Merger, Consolidation, or Sale of Assets............................28
        Section 8.2     Successor Corporation Substituted...................................28

ARTICLE 9
               DEFAULTS AND REMEDIES........................................................29
        Section 9.1     Defaults and Events of Default......................................29
        Section 9.2     Acceleration........................................................30
        Section 9.3     Other Remedies......................................................30
        Section 9.4     Waiver of Past Defaults.............................................31
        Section 9.5     Control by Majority.................................................31
        Section 9.6     Limitation on Suits.................................................31
        Section 9.7     No Bankruptcy Petition..............................................31
        Section 9.8     Rights of Holders of Notes to Receive Payment.......................32
        Section 9.9     Limited Recourse....................................................32
        Section 9.10    Undertaking for Costs...............................................32
        Section 9.11    Collection Suit by Trustee..........................................33
        Section 9.12    Trustee May File Proofs of Claim....................................33

ARTICLE 10
               ADMINISTRATIVE AGENT.........................................................33
        Section 10.1    Appointment and Authority of Administrative Agent...................33
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        Section 10.2    Administrative Agent's Services and Duties..........................33
        Section 10.3    Standard of Care....................................................35
        Section 10.4    Compensation of the Administrative Agent............................35
        Section 10.5    Indemnification.....................................................35

ARTICLE 11
               TRUSTEE AND COLLATERAL AGENT.................................................35
        Section 11.1    Duties of Trustee...................................................35
        Section 11.2    Rights of Trustee...................................................36
        Section 11.3    Individual Rights of Trustee and Collateral Agent...................37
        Section 11.4    Trustee's and Collateral Agent's Disclaimer.........................37
        Section 11.5    Notice of Defaults..................................................37
        Section 11.6    Reports by Trustee to Holders of the Notes..........................37
        Section 11.7    Compensation and Indemnity..........................................38
        Section 11.8    Replacement of Trustee..............................................38
        Section 11.9    Successor Trustee by Merger, etc....................................39
        Section 11.10   Eligibility; Disqualification.......................................39
        Section 11.11   Preferential Collection of Claims Against Company...................40

ARTICLE 12
               LEGAL DEFEASANCE.............................................................40
        Section 12.1    Option to Effect Legal Defeasance...................................40
        Section 12.2    Legal Defeasance and Discharge......................................40
        Section 12.3    Conditions to Legal Defeasance......................................40
        Section 12.4   Deposited Money and Government Securities to be Held in Trust; Other
                      Miscellaneous Provisions..............................................41
        Section 12.5    Repayment to Company................................................42
        Section 12.6    Reinstatement.......................................................42

ARTICLE 13
               AMENDMENT, SUPPLEMENT AND WAIVER.............................................42
        Section 13.1    Without Consent of Holders of Notes.................................42
        Section 13.2    With Consent of Holders of Notes....................................43
        Section 13.3    Compliance with Trust Indenture Act.................................44
        Section 13.4    Revocation and Effect of Consents...................................44
        Section 13.5    Notation on or Exchange of Notes....................................44
        Section 13.6    Trustee and Administrative Agent to Sign Amendments, etc............44
        Section 13.7    Termination of original indenture...................................45

ARTICLE 14
               MISCELLANEOUS................................................................45
        Section 14.1    Trust Indenture Act Controls........................................45
        Section 14.2    Notices.............................................................45
        Section 14.3    Communication by Holders of Notes with Other Holders of Notes.......47
        Section 14.4    Certificate and Opinion as to Conditions Precedent..................47
        Section 14.5    Statements Required in Certificate or Opinion.......................47
        Section 14.6    Rules by Trustee and Agents.........................................48
        Section 14.7    No Personal Liability of Directors, Officers, Employees and Stockholders48
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        Section 14.8    Governing Law.......................................................48
        Section 14.9    No Adverse Interpretation of Other Agreements.......................48
        Section 14.10   Successors..........................................................48
        Section 14.11   Severability........................................................48
        Section 14.12   Counterpart Originals...............................................48
        Section 14.13   Table of Contents, Headings, etc....................................49
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EXHIBITS

Exhibit A      Form of New Notes
Exhibit B      Form of Legend for Book-Entry Notes
Exhibit C      Amended and Restated Pooling and Servicing Agreement
Exhibit D      Amended and Restated Series 1993-1 Supplement
Exhibit E      Amended and Restated Series 1995-1 Supplement
Exhibit F      Amended and Restated Receivables Purchase Agreement
Exhibit G      Form of Daily Report
Exhibit H      Form of Settlement Statement
Exhibit I      Form of Statement to Noteholders

                                       iv
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               INDENTURE dated as of _______, 1996 by and among SRI RECEIVABLES
PURCHASE CO., INC., a Delaware special purpose corporation (the "Company"), SPECIALTY RETAILERS, INC., as administrative agent (the "Administrative Agent"), and BANKERS TRUST COMPANY, as trustee (the "Trustee") and as collateral agent (the "Collateral Agent").

               The Company, the Administrative Agent, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12.5% Series B Notes (the "New Notes"):

                             PRELIMINARY STATEMENTS

               The Company sold the Original Notes in a private transaction on May 30, 1996. In connection with such sale, the Company agreed to register the New Notes under the Securities Act on Form S-4 (the "Registration Statement") and to offer the holders of all outstanding Original Notes the opportunity to exchange all such Original Notes held by such holders for the New Notes. In connection with the filing of the Registration Statement and such exchange, the Company has agreed to cause this Indenture to be qualified under the TIA and to cooperate with the Trustee and the Noteholders in order that this Indenture may be so qualified. Upon the effectiveness of the Registration Statement, a Noteholder will have the right, but will not be obligated, to exchange Original Notes for the New Notes being issued pursuant hereto. Except as otherwise provided herein, the terms of the Original Indenture shall govern the Original Notes, and the terms of this Indenture shall govern the New Notes.

               The Company is duly authorized to execute and deliver this Indenture to provide for the New Notes issuable as provided in this Indenture. All covenants and agreements made by the Company herein are for the benefit and security of the Noteholders, the Trustee and the Collateral Agent. The Company is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

               All things necessary to make the New Notes, when duly executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

               All payments on the New Notes will be made from distributions on the Collateral Securities, which were issued pursuant to the Pooling and Servicing Agreement, as supplemented by the Series 1993-1 Supplement and the Series 1995-1 Supplement, copies of which are attached hereto as Exhibits C, D and E, respectively. Payment with respect to the Collateral Securities are made from collections of payments on the Receivables sold by Palais Royal, Inc., a Texas corporation ("Palais"), to the Company pursuant to the Receivables Purchase Agreement attached hereto as Exhibit F, and further transferred by the Company to the SRI Receivables Master Trust pursuant to the Pooling and Servicing Agreement.

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                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1    DEFINITIONS.

Capitalized but undefined terms have the meanings set forth in the Master Trust Documents.

               "1993-1 CERTIFICATES" means the Series issued pursuant to the Series 1993-1 Supplement.

               "1993-2 CERTIFICATES" means the Series issued pursuant to the Series 1993-2 Supplement.

               "1995-1 CERTIFICATES" means the Series issued pursuant to the Series 1995-1 Supplement.

               "ACCOUNTS" has the meaning set forth in Section 1.01 of the Receivables Purchase Agreement.

               "ADMINISTRATIVE AGENT" means SRI or any successor thereto consented to by the Trustee in accordance with the applicable provisions of this Indenture.

               "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "AGENT" means any Registrar, Paying Agent or co-Registrar.

               "AMORTIZATION PERIOD" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "BANKERS TRUST" means Bankers Trust (Delaware).

               "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of such Board of Directors.

               "BUSINESS DAY" means any day other than a Legal Holiday.

               "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

               "CASH EQUIVALENTS" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

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               "CHARGE ACCOUNT AGREEMENTS" has the meaning set forth in Section
1.1 of the Pooling and Servicing Agreement.

               "CLASS D CERTIFICATEHOLDER" has the collective meanings set forth in Section 2 of the Series 1995-1 Supplement and Section 2 of the Series 1993-1 Supplement.

               "CLASS D CERTIFICATES" means the Series 1993-1 Class D Certificates and the Series 1995-1 Class D Certificates.

               "CLASS D DAILY CASH FLOWS" means on any Business Day the principal payments made to the Class D Certificateholder on such Business Day.

               "CLASS D FLOATING ALLOCATION PERCENTAGE" has the collective meanings set forth in Section 2 of the Series 1995-1 Supplement and Section 2 of the Series 1993-1 Supplement.

               "CLASS D INITIAL INVESTED AMOUNT" has the collective meanings set forth in Section 2 of the Series 1995-1 Supplement and Section 2 of the Series 1993-1 Supplement.

               "CLOSING DATE" means _______, 1996.

               "COLLATERAL AGENT" means the party named as such above until a successor replaces it or it is terminated in accordance with the applicable provisions of this Indenture and thereafter means any successor serving in accordance with this Indenture.

               "COLLATERAL SECURITIES" means the Class D Certificates and the Transferor Certificate.

               "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 14.2 hereof or such other address as to which the Trustee may give notice to the Company.

               "CREDIT AND COLLECTION POLICY" has the meaning set forth in
Section 1.1 of the Pooling and Servicing Agreement.

               "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "DAILY REPORT" means a report substantially in the form of Exhibit G hereto as may be amended or modified from time to time in accordance with Section 4.7.

               "DCR" means Duff & Phelps Credit Rating Co.

               "DEPOSITORY" means, with respect to the New Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Depository with respect to the New Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

               "DESIGNATED SERIES" means Series 1993-1 and Series 1995-1.

               "DETERMINATION DATE" means the second Business Day prior to the Initial Interest Payment Date, each Semi-Annual Interest Payment Date, any Monthly Payment Date and the Expected Maturity Date.

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               "EQUALIZATION ACCOUNT" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCESS FINANCE CHARGE COLLECTIONS" has the meaning set forth in
Section 1.1 of the Series 1995-1 Supplement.

               "EXCESS TRANSFEROR DAILY CASH FLOWS" means the amount by which Transferor Daily Cash Flows exceeds the amount paid to the holder of the Class D Certificates as Class D Daily Cash Flows.

               "EXPECTED MATURITY DATE" means November 15, 2000.

               "FINAL INTEREST PAYMENT AMOUNT" means for the Expected Maturity Date, if no Event of Default has occurred, the sum of (a) the Semi-Annual Payment Amount plus (b) one additional day's interest, calculated by the Administrative Agent as an amount equal to the product of (i) one divided by 360, (ii) 12.5% and (iii) the principal amount of the New Notes.

               "FINANCE CHARGE COLLECTIONS" has the meaning set forth in Section
1.01 of the Receivables Purchase Agreement.

               "FISCAL MONTH" means the monthly period ending on the Saturday of the last week in any month, based on a standard retail 4/5/4-week calendar quarter, with March, June, September and December always containing 5 weeks. All other months are 4-week periods, except for the January Fiscal Month, which ends on the Saturday closest to January 31.

               "FUTURE INDENTURE" means an indenture under which any Future Notes are issued.

               "FUTURE NOTES" means a series of notes issued by the Company after the date hereof, which are secured in whole or in part by the Transferor Certificate.

               "FUTURE NOTEHOLDERS" means any Person in whose name a Future Note is registered.

               "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

               "GLOBAL NOTE" means a New Note that is in the form of Exhibit A and bears the legend set forth in Exhibit B.

               "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

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               "HOLDER" or "NOTEHOLDER" means a Person in whose name a New Note or Original Note is registered.

               "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases).

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INITIAL INTEREST PAYMENT DATE" means December 16, 1996.

               "INITIAL INVESTED AMOUNTS" has the meaning set forth in Section
1.1 of the Pooling and Servicing Agreement.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

               "INTEREST PAYMENT DATE" means the Initial Interest Payment Date, a Monthly Payment Date, a Semi-Annual Interest Payment Date or Expected Maturity Date, as applicable.

               "INTEREST RATE" means 12.5% per annum.

               "INVESTOR CERTIFICATES" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               "LEGAL MATURITY DATE" means January 15, 2003.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "MASTER TRUST" means SRI Receivables Master Trust.

               "MASTER TRUST CERTIFICATES" means any series of Investor Certificates.

               "MASTER TRUST DOCUMENTS" means the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Series 1993-1 Supplement and the Series 1995-1 Series Supplement. The "Master Trust Documents" do not include the Series 1993-2 Supplement or any supplement in respect of any future series.

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               "MINIMUM TRANSFEROR INTEREST" has the meaning set forth in
Section 1.1 of the Pooling and Servicing Agreement.

               "MONTHLY INTEREST PAYMENT AMOUNT" means with respect to any Monthly Interest Period one-twelfth of the product of the Interest Rate and the Principal Balance of the New Notes as of the close of business on the first day of such Monthly Interest Period.

               "MONTHLY INTEREST PERIOD" means for a Monthly Payment Date each period from and including the previous Monthly Payment Date (or in the case of the first Monthly Interest Period, the previous Semi-Annual Interest Payment
Date) to and including the day preceding such Monthly Payment Date.

               "MONTHLY INTEREST RESERVE AMOUNT" means, with respect to each Semi-Annual Period Deposit Month, an amount equal to 25% of the Semi-Annual Interest Payment Amount for the then current Semi-Annual Interest Payment Period.

               "MONTHLY PAYMENT DATE" means, following the occurrence of an Event of Default, the fifteenth day of each month beginning with the month following the month in which the Event of Default occurs, or if any such fifteenth day is not a Business Day, the next succeeding Business Day.

               "NON-U.S. PERSON" means any Person which is not a "U.S. Person" as defined in Rule 902 under the Securities Act.

               "NOTE ALLOCATION PERCENTAGE" means on any date of determination
(i) the sum of the Class D Initial Invested Amounts of the Designated Series divided by (ii) the sum of the Class D Initial Invested Amounts of the Designated Series plus Initial Invested Amounts of the Certificates of each Transferor Retained Certificate that have been pledged for the benefit of any additional issuances of notes by the Company.

               "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the New Notes in global form, or any successor entity thereto.

               "NEW NOTES" means the SRI Receivables Purchase Co., Inc. 12.5% Series B Notes, substantially in the form of Exhibit A hereto.

               "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFERING CIRCULAR" means the offering circular dated May 24, 1996 relating to the offering of the Original Notes.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 14.4 hereof.

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               "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Section
14.4 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

               "ORIGINAL INDENTURE" means the Indenture dated as of May 30, 1996 by and among the Company, SRI, as administrative agent, and Bankers Trust Company, as trustee and as collateral agent, as amended and supplemented from time to time.

               "ORIGINAL NOTES" means the SRI Receivables Purchase Co., Inc. 12.5% Trust Certificate- Backed Notes issued pursuant to the Original Indenture.

               "ORIGINATOR" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "PAYMENT ACCOUNT" shall have the meaning set forth in Section
4.1.

               "PAYMENT DATE" means the Initial Interest Payment Date, each Semi-Annual Interest Payment Date, any Monthly Payment Date and the Expected Maturity Date.

               "PAY OUT EVENT" shall have the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

               "POOLING AND SERVICING AGREEMENT" means the Amended and Restated Pooling and Servicing Agreement dated as of August 11, 1995 among the Company, as Transferor, SRI, as Servicer and Bankers Trust (Delaware), as trustee of the Master Trust, as amended and supplemented from time to time.

               "PRINCIPAL BALANCE" means as of any date of determination, $30,000,000 reduced by the aggregate amount of principal payments made on the New Notes pursuant to Subsection 4.5 (b) as of such date.

               "PRINCIPAL COLLECTIONS" has the meaning set forth in Section 1.01 of the Receivables Purchase Agreement.

               "PRINCIPAL RESERVE ACCOUNT" shall have the meaning set forth in
Section 4.1.

               "PRINCIPAL SHORTFALLS" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "PURCHASE TERMINATION EVENT" shall have the meaning set forth in
Section 1.01 of the Receivables Purchase Agreement.

               "PURCHASE TERMINATION EVENT OF DEFAULT" means an Event of Default occurring as a result of a Purchase Termination Event under and as defined in the Receivables Purchase Agreement (without regard to whether any Default or other Event of Default has theretofore occurred).

               "RAPID RESERVE PERIOD" means the period beginning on the first day of the December 1999 Fiscal Month and continuing through the Expected Maturity date and for so long as an Event of Default has not occurred.

               "RATING AGENCIES" means S&P and DCR.

               "RECEIVABLES PURCHASE AGREEMENT" means the Amended and Restated Receivables Purchase Agreement dated as of May 30, 1996 between Palais Royal, Inc. and the Company, as amended from time to time.

               "RECORD DATE" means the last day of the calendar month prior to any of the Expected Maturity Date, the Initial Interest Payment Date, a Semi-Annual Payment Date or a Monthly Payment Date.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 30, 1996, by and among the Company and the other parties named on the signature pages thereof, relating to the Original Notes, as such agreement may be amended or supplemented from time to time.

               "RELEASED EQUALIZATION ACCOUNT CASH FLOWS" means on any Business Day the amounts released from the Equalization Account and distributed to the Transferor by reason of the Transferor Interest exceeding the Minimum Transferor Interest.

               "REQUIRED AMOUNT" has the collective meanings set forth in
Section 2 of the Series 1995-1 Supplement and Section 2 of the Series 1993-1 Supplement.

               "REQUIRED DEPOSIT RATING" means a rating which is acceptable to each of the Rating Agencies; and any requirement that deposits have the "Required Deposit Rating" shall mean that such deposits have the foregoing ratings from each of such rating agencies or such other rating which is acceptable to the Rating Agencies.

               "RESPONSIBLE OFFICER" means, when used with respect to the Trustee or the Collateral Agent, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "REVOLVING PERIOD" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "S&P" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SEMI-ANNUAL INTEREST PAYMENT AMOUNT" means, for any Semi-Annual Interest Payment Date, one-half of the product of (i) the Interest Rate and (ii) the Principal Balance of the New Notes (plus, for the initial Semi-Annual Interest Payment Date 16 days interest calculated on the basis of a 365 day year).

               "SEMI-ANNUAL INTEREST PAYMENT DATE" means, prior to an Event of Default, June 15 and December 15 of each year (or if any such day is not a Business Day, the next succeeding Business Day).

               "SEMI-ANNUAL INTEREST PERIOD" means, with respect to any Semi-Annual Interest Payment Date, the period from and including the preceding Semi-Annual Interest Payment Date (or, with respect to the initial Semi-Annual Interest Period, the Closing Date) to and including the day preceding such SemiAnnual Interest Payment Date.

               "SEMI-ANNUAL PERIOD DEPOSIT MONTH" means, with respect to any Semi-Annual Interest Period, each of the four successive Fiscal Months beginning with the Fiscal Month during which such Semi-Annual Interest Period commences.

               "SENIOR NOTES" means the SRI 10% Senior Notes Due 2000.

               "SENIOR SUBORDINATED NOTES" means collectively the SRI 11% Series B Senior Subordinated Notes and the SRI 11% Series D Senior Subordinated Notes Due 2003.

               "SERIES" means any series of certificates issued pursuant to a series supplement to the Pooling and Servicing Agreement, whether now or hereafter outstanding.

               "SERIES 1993-1 CLASS D CERTIFICATES" means the Class D Certificates issued pursuant to the Series 1993-1 Supplement.

               "SERIES 1995-1 CLASS D CERTIFICATES" means the Class D Certificates issued pursuant to the Series 1995-1 Supplement.

               "SERIES 1993-1 SUPPLEMENT" means the Amended and Restated Series 1993-1 Supplement to the Pooling and Servicing Agreement dated as of May 30, 1996 by and among the Company, as Transferor, SRI, as Servicer and Bankers Trust (Delaware), as trustee of the Master Trust, as amended and supplemented from time to time.

               "SERIES 1993-2 SUPPLEMENT" means the Series 1993-2 Supplement to the Pooling and Servicing Agreement dated as of July 30, 1993 among the Company, as Transferor, SRI, as Servicer, and Bankers Trust (Delaware), as trustee of the Master Trust, as amended and supplemented from time to time.

               "SERIES 1995-1 SUPPLEMENT" means the Amended and Restated Series 1995-1 Supplement to the Pooling and Servicing Agreement dated as of May 30, 1996 by and among the Company, as Transferor, SRI, as Servicer, and Bankers Trust (Delaware), as trustee of the Master Trust, as amended and supplemented from time to time.

               "SETTLEMENT STATEMENT" means a report substantially in the form of Exhibit H hereto as may be amended or modified from time to time in accordance with Section 4.7.

               "SHARED PRINCIPAL COLLECTIONS" has the meaning set forth in
Section 1.1 of the Pooling and Servicing Agreement.

               "SRI" means Specialty Retailers, Inc., a Delaware corporation.

               "SRI RECEIVABLES MASTER TRUST" means the trust created by the Pooling and Servicing Agreement.

               "STATEMENT TO NOTEHOLDERS" means the statement to Noteholders, substantially in the forms of Exhibit I hereto.

               "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof other than Unrestricted Subsidiaries (except as used in the definition thereof).

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "TRANSFEROR" means SRI Receivables Purchase Co., Inc.

               "TRANSFEROR CERTIFICATE" shall mean "Exchangeable Transferor Certificate" as defined on page 11 of the Pooling and Servicing Agreement.

               "TRANSFEROR/CLASS D CASH FLOWS" means, on any date of determination (x) during the Revolving Period, the sum for all Designated Series of the Class D Floating Allocation Percentage of Principal Collections for such Designated Series for such day and (y) during the Amortization Period, the sum for all Designated Series of the Class D Fixed Allocation Percentage of Principal Collections for such Designated Series, which are paid to the Transferor.

               "TRANSFEROR DAILY CASH FLOWS" means on any date of determination
(x) the sum of (i) Transferor Percentage Principal Cash Flows, (ii) Transferor Percentage Finance Charge Cash Flows, (iii) Released Equalization Account Cash Flows, (iv) Transferor Shared Principal Collection Cash Flows, (v) Transferor Excess Finance Charge Cash Flows, and (vi) Transferor/Class D Cash Flows minus
(y) funds deposited into the Equalization Account to maintain the Transferor Interest at least equal to the Minimum Transferor Interest.

               "TRANSFEROR EXCESS FINANCE CHARGE CASH FLOWS" means Excess Finance Charge Collections for all outstanding Series that would be paid to the Transferor.

               "TRANSFEROR INTEREST" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "TRANSFEROR PERCENTAGE" has the meaning set forth in Section 1.1 of the Pooling and Servicing Agreement.

               "TRANSFEROR PERCENTAGE CASH FLOWS" means on any date of determination the sum of (i) Transferor Percentage Principal Cash Flows, (ii) Transferor Percentage Finance Charge Cash Flows, and (iii) Released Equalization Account Cash Flows.

               "TRANSFEROR PERCENTAGE FINANCE CHARGE CASH FLOWS" means on any date of determination (i) the product of (a) the Transferor Percentage on such day and (b) Finance Charge Collections on such day minus (ii) the sum of (a) any amounts of such portion of Finance Charge Collections paid into the Equalization Account to maintain the Transferor Interest at least equal to the Minimum Transferor Interest and (b) any amount of such portion of Finance Charge Collections applied to satisfy the Required Amount of any Series.

               "TRANSFEROR PERCENTAGE PRINCIPAL CASH FLOWS" means on any date of determination (i) the product of (a) the Transferor Percentage on such day and
(b) Principal Collections on such day.

               "TRANSFEROR RETAINED CERTIFICATE" has the meaning set forth in
Section 1.1 of the Pooling and Servicing Agreement.

               "TRANSFEROR SHARED PRINCIPAL COLLECTION CASH FLOWS" means on any date of determination Principal Collections or Finance Charge Collections that are treated as Shared Principal Collections, EXCEPT to the extent that such Shared Principal Collections are applied to (i) Principal Shortfalls on any Series or (ii) repayment of principal of any Variable Funding Certificates.

               "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "VARIABLE FUNDING CERTIFICATES" means a Series of Certificates with fluctuating principal amounts, including the 1993-2 Certificates.

SECTION 1.2    OTHER DEFINITIONS.
                                                                 DEFINED IN
                TERM                                               SECTION

         "AGENT MEMBERS".....................................      3.6
         "DEFAULT"...........................................      8.1
         "EVENT OF DEFAULT"..................................      8.2
         "GLOBAL NOTES"......................................      3.1
         "INTEREST RESERVE ACCOUNT"..........................      4.1
         "LEGAL DEFEASANCE" .................................     10.2
         "OFFSHORE PHYSICAL NOTES"...........................      3.1
         "PAYING AGENT"......................................      3.3
         "PAYMENT ACCOUNT"...................................      4.1
         "PAYMENT DEFAULT" ..................................      8.1
         "PHYSICAL NOTES"....................................      3.1
         "PRINCIPAL RESERVE ACCOUNT".........................      4.1
         "REGISTRAR".........................................      3.3
         "U.S. PHYSICAL NOTES"...............................      3.1

SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITY HOLDER" means a Holder of a New Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

         "OBLIGOR" on the New Notes means the Company, any successor obligor upon the New Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION.

         (a) Unless the context otherwise requires:

             (1)  a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3) words in the singular include the plural, and in the plural include the singular;

             (4)  provisions apply to successive events and transactions; and

             (5) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

         (b) The Fiscal Months "in" or "related to" a Semi-Annual Interest Period or a Monthly Interest Period during which collections are reserved to make payments on the New Notes are those Fiscal Months which begin approximately two weeks before the commencement of the Semi-Annual Interest Period or Monthly Interest Period and which end approximately two weeks before the end of the Semi-Annual Interest Period or Monthly Interest Period.

                                    ARTICLE 2
                  CONFIRMATION OF GRANTS OF SECURITY INTEREST;
                 CONFIRMATION OF APPOINTMENT OF COLLATERAL AGENT

SECTION 2.1    CONFIRMATION OF GRANTS OF SECURITY INTEREST.

         (a) The Trustee and Collateral Agent hereby confirm that the Company has granted, pursuant to the Original Indenture, (i) to the Trustee, for the benefit and security of the Original Noteholders and the New Noteholders, a security interest in (x) all of the Company's right, title and interest in, to and under the Class D Certificates and all payments thereon or with respect thereto and all proceeds thereof and (y) the Interest Reserve Account and the Principal Reserve Account and (ii) to the Collateral Agent for the benefit and security of the Trustee, the Original Noteholders and the New Noteholders and any Future Trustee and any Future Noteholders, a security interest in all of the Company's right, title and interest in, to and under the Transferor Certificate and all payments thereon or with respect thereto and all proceeds thereof. The grant in clause (i) has been made in trust to secure (a) (1) the Original Notes equally and ratably without prejudice, priority or distinction between any Original Note and any other Original Note by reason of difference in time of issuance or otherwise and (2) the payment of all amounts due on the Original Notes in accordance with their terms, (3) the payment of all other sums payable under the Original Indenture, and (4) compliance with the provisions of the Original Indenture, all as provided in the Original Indenture, and (b) (1) the New Notes equally and ratably without prejudice, priority or distinction between any New Note and any other New Note by reason of difference in time of issuance or otherwise, (2) the payment of all amounts due on the New Notes in accordance with their terms, (3) the payment of all other sums payable under this Indenture, and (4) compliance with the provisions of this Indenture. The grant in clause (ii) has been made in trust to secure (a) (1) the Original Notes and the New Notes equally and ratably without prejudice, priority or distinction between any Original Note or New Note and any other Original Note or New Note by reason of difference in time of issuance or otherwise, (2) the payment of all amounts due on the Original Notes and the New Notes in accordance with their terms, (3) the payment of all other sums payable under the Original Indenture and this Indenture and (4) compliance with the provisions of the Original Indenture and this Indenture, all as provided in the Original Indenture and this Indenture, and (b) (1) the Future Notes equally and ratably without prejudice, priority or distinction between any Future Note and any other Future Note by reason of difference in time of issuance or otherwise and (2) the pay ment of all amounts due on the Future Notes in accordance with their terms, (3) the payment of all other sums payable under each Future Indenture, and (4) compliance with the provisions of each Future Indenture.

         (b) Each of the Trustee and the Collateral Agent confirms that it has accepted the trusts hereunder in accordance with the provisions hereof.

         (c) In connection with the grant described in Sections 2.1(a)(i) and 2.1(a)(ii), the Company confirms that it has filed, on or prior to May 30, 1996, in the appropriate office of any applicable state, county or other relevant jurisdiction, UCC-1 financing statements executed by the Transferor as debtor, and with respect to the grant described in Section 2(a)(i), naming the Trustee as secured party and identifying the Class D Certificates as the Collateral and with respect to the grant described in Section 2(a)(ii), naming the Collateral Agent as secured party and identifying the Collateral as the Transferor Certificate. In connection with such filing, the Company shall cause to be filed all necessary continuation statements thereof and take or cause to be taken such actions and execute such documents as are necessary to continue the perfection and protect the Noteholders' interest in such property.

         (d) In connection with the grant described in Section 2.1(a)(i), the Trustee confirms that the Company delivered to, and deposited with, the Trustee, on or before May 30, 1996, the certificates representing the Class D Certificates and in connection with the grant described in Section 2(a)(ii), the Collateral Agent confirms that the Company delivered to the Collateral Agent the Certificate representing the Transferor Certificate. The Trustee hereby agrees to maintain the Class D Certificates in its continuous possession. The Collateral Agent hereby agrees not to transfer possession of the Transferor Certificate except as directed by Bankers Trust (Delaware) as Trustee under the Pooling and Servicing Agreement in connection with an Exchange in accordance with Section 6.9 of the Pooling and Servicing Agreement of the applicable Master Trust Documents.

SECTION 2.2    CONFIRMATION OF APPOINTMENT OF COLLATERAL AGENT.

         The Company has appointed, pursuant to the Original Indenture, the Collateral Agent as its agent to hold the Transferor Certificate and the Collateral Agent confirms that it has accepted such appointment. The Collateral Agent has agreed to hold the Transferor Certificate for the benefit of the Noteholders and if requested by the Company for the benefit of any Future Noteholders.

                                    ARTICLE 3
                                  THE NEW NOTES

SECTION 3.1    FORM AND DATING.

         The New Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The New Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each New Note shall be dated the date of its authentication. The New Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the New Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Original Notes that were offered and sold in reliance on Rule 144A were issued initially in the form of one or more permanent Global Notes in registered form, deposited with the Trustee, as custodian for the Depository, and shall, to the extent not exchanged for New Notes, continue to bear the legend set forth on Exhibit B. The New Notes are expected to be issued initially in the form of one or more permanent Global Notes in registered Form, substantially in the form set forth in Exhibit A ("Global Notes"). The aggregate principal amount any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Any New Notes not issued in the form of Global Notes shall be certificated New Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

SECTION 3.2    EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the New Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the New Notes and may be in facsimile form.

         If an Officer whose signature is on a New Note no longer holds that office at the time a New Note is authenticated, the New Note shall nevertheless be valid.

         A New Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the New Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers, authenticate New Notes for original issue up to the aggregate principal amount of $30,000,000 from time to time outstanding, at the direction of the Company. The Company shall direct the Trustee to authenticate a particular principal amount of New Notes having a particular designation or series in such Officers' Certificate.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate New Notes. An authenticating agent may authenticate New Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The New Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 3.3 REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where New Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where New Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the New Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as the Note Custodian with respect to the Global Notes.

SECTION 3.4    PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the New Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate) shall have no further liability for the money. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 3.5    HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of New Notes.

SECTION 3.6    BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nomi nee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) in the case of Original Notes, bear legends as set forth in Exhibit B.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any New Note.

         (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer or exchange of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) The Holder of any Global Note may grant proxies and otherwise authorize any person, in cluding Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the New Notes.

SECTION 3.7    TRANSFER AND EXCHANGE PROVISIONS.

         The New Notes are issuable only in registered form. A Holder may transfer a New Note by written application to the Trustee stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Trustee in the note register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, the Collateral Agent and any agent of the Company shall treat the person in whose name the New Note is registered as the owner thereof for all purposes whether or not the New Note shall be overdue, and none of the Company, the Trustee, the Collateral Agent and any such agent shall be affected by notice to the contrary. When Original Notes or New Notes are presented to the Trustee with a request to register the transfer or to exchange them for an equal principal amount of New Notes of other authorized denominations (including an exchange of Original Notes for New Notes), the Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met, and the Company shall execute and the Trustee shall authenticate such New Notes. No service charge shall be made for any registration of transfer or exchange or redemption of the New Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to
Section 3.10, 6.7 or 13.5).

         THE TRUSTEE SHALL NOT BE REQUIRED (I) TO ISSUE, REGISTER THE TRANSFER OF OR EXCHANGE ANY NEW NOTE DURING A PERIOD BEGINNING AT THE OPENING OF BUSINESS 15 DAYS BEFORE THE DAY OF THE MAILING OF A NOTICE OF REDEMPTION OF NEW NOTES SELECTED FOR REDEMPTION UNDER SECTION 6.1 AND ENDING AT THE CLOSE OF BUSINESS ON THE DAY OF SUCH MAILING OR (II) TO REGISTER THE TRANSFER OF OR EXCHANGE ANY NEW

NOTE SO SELECTED FOR REDEMPTION IN WHOLE OR IN PART, EXCEPT THE UNREDEEMED PORTION OF ANY NEW NOTE BEING REDEEMED IN PART.

SECTION 3.8    REPLACEMENT NOTES

         If any mutilated New Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any New Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement New Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Company, as the case may be, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a New Note is replaced. The Company may charge for its expenses in replacing a New Note.

         Every replacement New Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other New Notes duly issued hereunder.

SECTION 3.9 OUTSTANDING NOTES.

         The New Notes outstanding at any time are all the New Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. A New Note does not cease to be outstanding because the Company or an Affiliate holds the New Note, except for purposes of granting any consents or waivers of the Holders of the New Notes.

         If a New Note is replaced pursuant to Section 3.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced New Note is held by a bona fide purchaser.

         If the principal amount of any New Note is considered paid under
Section 4.5 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay New Notes payable on that date, then on and after that date such New Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 3.10 TEMPORARY NOTES.

         Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary securities upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive New Notes but may have variations that the Company considers appropriate for Temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive New Notes in exchange for temporary New Notes.

         Holders of temporary New Notes shall be entitled to all of the benefits of this Indenture.

SECTION 3.11   CANCELLATION.

         The Company at any time may deliver New Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any New Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all New Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled New Notes. Certification of the destruction of all cancelled New Notes shall be delivered to the Company. The Company may not issue additional New Notes to replace New Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 3.12 DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the New Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the New Notes and in Section 7.1 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 30 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 4
                             PAYMENTS; STATEMENTS TO
                               CERTIFICATEHOLDERS

SECTION 4.1 ESTABLISHMENT OF ACCOUNTS.

         The Trustee shall establish and maintain the Interest Reserve Account, the Principal Reserve Account and the Payment Account in the name of the Trustee for the benefit of the Holders of the New Notes. Each of the Interest Reserve Account and the Principal Reserve Account shall be a segregated, non-interest-bearing trust account initially established with the Trustee and maintained with the Trustee so long as (i) the deposits of the Trustee have the Required Deposit Rating or (ii) the Interest Reserve Account and the Principal Reserve Account is maintained as a fully segregated trust account. All amounts held in the Interest Reserve Account and the Principal Reserve Account shall be invested in Cash Equivalents by the Trustee, at the written direction of the Administrative Agent, in each case such investments must mature not later than the 15th day of the following month. Such written direction shall certify that any such invest ment is authorized by this Section 4.1 and complies with the requirements of Cash Equivalents. On the 15th day of each month any earnings (net of losses and investment expenses) on funds or deposits in the Interest Reserve Account or the Principal Reserve Account will be withdrawn from such accounts by the Trustee as directed by the Administrative Agent and paid to the Company, or at the option of the Administrative Agent and the Company retained in the Interest Reserve Account or the Principal Reserve Account, as applicable. Investment earnings retained in the Interest Reserve Account shall be applied towards the following Monthly Interest Reserve Amount. The Payment Account shall be a segregated, non-interest-bearing trust account initially established with the Trustee and maintained with the Trustee for so long as (x) the deposits of the Trustee have the Required Deposit Rating or (y) the Payment Account is maintained as a fully segregated trust account. The amounts in the Payment Account shall not be invested. Should the deposits of the Trustee no longer have the Required Deposit Rating and the Payment Account, the Interest Reserve Account or the Principal Reserve Account, as applicable, shall not be main-tained as a fully segregated trust account, then the Administrative Agent shall, with the Trustee's assistance as necessary, cause the Interest Reserve Account or the Principal Reserve Account to be moved, within 60 days after the occurrence of the later of the loss of the Required Deposit Rating or the cessation of such accounts being maintained as fully segregated trust accounts, to a bank or trust company organized under the laws of the United States of any state thereof, the deposits of which shall have the Required Deposit Rating.

SECTION 4.2    DEPOSITS INTO THE INTEREST RESERVE ACCOUNT.

         The Company shall make the following deposits into the Interest Reserve Account, as specified in the applicable Daily Report:

         (a) Subject to Section 4.2(b), commencing on the first Business Day of the June 1996 Fiscal Month and prior to the Rapid Reserve Period and so long as an Event of Default has not occurred, on each Business Day, during each Semi-Annual Period Deposit Month, the Company shall deposit in the Interest Reserve Account an amount equal to 10% of the Note Allocation Percentage of Transferor Daily Cash Flows, until the Company has deposited an amount equal to the Monthly Interest Reserve Amount for such Semi-Annual Interest Deposit Month.

         (b) If deposits are being made by the Company pursuant to Section 4.2(a) and an amount has not been deposited into the Interest Reserve Account equal to the Monthly Interest Reserve Amount in any one Semi-Annual Period Deposit Month, the Company shall, beginning on the first Business Day of the Semi-Annual Period Deposit Month following a Semi-Annual Period Deposit Month in which the Monthly Interest Reserve Amount was not deposited into the Interest Reserve Account, and on each Business Day thereafter, deposit into the Interest Reserve Account an amount equal to 100% of the Note Allocation Percentage of Transferor Daily Cash Flows until such time as the Company has deposited in the Interest Reserve Account an amount equal to (i) the current Semi-Annual Period Deposit Month's Monthly Interest Reserve Amount, if any, and (ii) any portion of the Monthly Interest Reserve Amount for any prior SemiAnnual Period Deposit Month that has not previously been deposited into the Interest Reserve Account. If the amount on deposit in the Interest Reserve Account does not equal the Semi-Annual Interest Payment Amount at the close of business on the last Business Day of the fourth Semi-Annual Period Deposit Month in such Semi-Annual Interest Period, the Company shall thereafter, on each remaining Business Day of such Semi-Annual Interest Period, deposit 100% of the Note Allocation Percentage of Transferor Daily Cash Flows in the Interest Reserve Account until such time as the Semi-Annual Interest Payment Amount has been deposited into the Interest Reserve Account.

         (c) Subject to Section 4.2(d), during the Rapid Reserve Period and so long as an Event of Default has not occurred, on each Business Day during each Monthly Interest Period in a Semi-Annual Interest Period, the Company shall deposit in the Interest Reserve Account an amount equal to 50% of the Note Allocation Percentage of Excess Transferor Daily Cash Flows, until the Company has deposited an amount equal to the Monthly Interest Reserve Amount for such Monthly Interest Period. The Company shall make the deposits referred to in the preceding sentence until the amounts on deposit in the Interest Reserve Account equal the Semi-Annual Interest Payment Amount.

         (d) If deposits are being made by the Company pursuant to Section 4.2(c) and an amount has not been deposited into the Interest Reserve Account equal to the Monthly Interest Reserve Amount in any Semi-Annual Period Deposit Month, the Company shall, on the first Business Day of the Monthly Interest Period following the Monthly Interest Period in which the Monthly Interest Reserve Amount was not deposited into the Interest Reserve Account, and on each Business Day thereafter, deposit into the Interest Reserve Account an amount equal to the Note Allocation Percentage of Excess Transferor Daily Cash

Flows, until such time as the Semi-Annual Interest Payment Amount has been deposited in the Interest Reserve Account.

         (e) Subject to Section 4.2(f), on and after the date on which an Event of Default other than a Purchase Termination Event of Default is deemed to have occurred and after the Expected Maturity Date if the New Notes have not been paid in full, the Company shall deposit in the Interest Reserve Account on each Business Day of the Fiscal Month (other than the last Business Day of such Fiscal Month) prior to each Monthly Payment Date an amount equal to the Note Allocation Percentage of Excess Transferor Daily Cash Flows, until an amount equal to 125% of the Monthly Interest Payment Amount for such Fiscal Month has been deposited into the Interest Reserve Account.

         (f) On each Business Day beginning on the day on which a Purchase Termination Event of Default occurs, the Company shall deposit in the Interest Reserve Account the Note Allocation Percentage of Transferor Daily Cash Flows for application in accordance with Section 4.4(d).

         (g) Subject to Section 4.8, on and after the occurrence of an Event of Default or on any day after the Expected Maturity Date, the Company shall make deposits into the Interest Reserve Account pursuant to Sections 4.2(e) and 4.2(f) until the Principal Balance of the New Notes has been reduced to zero.

SECTION 4.3   DEPOSITS INTO THE PRINCIPAL RESERVE ACCOUNT.

         The Company shall make the following deposits into the Principal Reserve Account, as specified in the applicable Daily Report:

         (a) Prior to the first day of the June 2000 Fiscal Month, so long as an Event of Default has not occurred, deposits shall not be made into the Principal Reserve Account.

         (b) Subject to Section 4.8, on and after the earlier of the occurrence of an Event of Default and the first day of the June 2000 Fiscal Month, so long as a Purchase Termination Event of Default shall not have occurred, on each Business Day the Company shall deposit into the Principal Reserve Account the sum of (i) the Class D Daily Cash Flows and (ii) the excess of the Note Allocation Percentage of Excess Transferor Daily Cash Flows over the amount thereof required to be deposited in the Interest Reserve Account pursuant to
Section 4.2 on such day, until such time as an amount equal to the outstanding Principal Balance of the New Notes has been set aside in the Principal Reserve Account.

         (c) Following the occurrence of a Purchase Termination Event of Default, the Company shall not make any additional deposits into the Principal Reserve Account and shall only make the deposits into the Interest Reserve Account as described in subsection 4.2(g) and shall distribute such amounts in accordance with subsection 4.4(d).

SECTION 4.4    TRANSFERS TO THE PAYMENT ACCOUNT.

         (a) Prior to the occurrence of an Event of Default the Trustee, acting in accordance with the written instructions of the Administrative Agent in the Settlement Statement, shall, on each Semi-Annual Interest Payment Date, cause an amount equal to the Semi-Annual Interest Payment Amount to be withdrawn from the Interest Reserve Account and deposited into the Payment Account.

         (b) On the Expected Maturity Date the Trustee, acting in accordance with the written instructions of the Administrative Agent in the Settlement Statement, shall cause an amount equal to (i) the

Final Interest Payment Amount and (ii) the lesser of (x) Principal Balance of the New Notes and (y) the amount of funds on deposit in the Principal Reserve Account on the last day of the preceding Fiscal Month to be withdrawn from the Interest Reserve Account and Principal Reserve Account, respectively, and deposited into the Payment Account.

         (c) Following the occurrence of an Event of Default other than a Purchase Termination Event of Default, the Trustee, acting in accordance with the written instructions of the Administrative Agent in the Settlement Statement, shall, on each Monthly Payment Date (other than the Expected Maturity
Date), cause the following amounts to be withdrawn and deposited into the Payment Account:

             (i) from the Interest Reserve Account as payment of interest, the Monthly Interest Payment Amount; and

             (ii) from the Principal Reserve Account, the amount on deposit in the Principal Reserve Account at the close of business on the Business Day prior to such Monthly Payment Date.

         (d) Following a Purchase Termination Event of Default, the Trustee, acting in accordance with the instructions of the Administrative Agent in the Settlement Statement, shall on each Monthly Payment Date, cause the amounts described in clauses (i), (ii) and (iii) below to be withdrawn and deposited into the Payment Account:

             (i) from the Interest Reserve Account, the Monthly Interest Payment Amount related to such Monthly Payment Date;

             (ii) from the Principal Reserve Account, the amount on deposit in the Principal Reserve Account at the close of business on the Business Day prior to such Monthly Payment Date;

             (iii) from the Interest Reserve Account, an amount equal to the excess of (x) the amount on deposit in the Interest Reserve Account at the close of business on the Business Day prior to such Monthly Payment Date over (y) the amounts described in clause (i) above.

SECTION 4.5    PAYMENTS OF PRINCIPAL AND INTEREST.

         (a) On each Payment Date, the Administrative Agent shall cause the amounts on deposit in the Payment Account to be withdrawn and paid, by the Trustee in accordance with the Settlement Statement, to each Noteholder that was a Holder on the related Record Date.

         (b) Amounts deposited into the Payment Account pursuant to Sections 4.4(a), 4.4(b)(i), 4.4(c)(i) and 4.4(d)(i) shall be paid by the Trustee to Noteholders in respect of interest accrued during the related Semi-Annual Interest Period or Monthly Interest Period, as applicable, and amounts deposited into the Payment Account pursuant to Sections 4.4(b)(ii), 4.4(c)(ii) and 4.4(d)(ii) and (iii) shall be paid by the Trustee to Noteholders as principal in reduction of the Principal Balance of the New Notes, in each case in accordance with the instructions of the Administrative Agent in the Settlement Statement.

         To the extent funds are available, payments to Noteholders shall be made by the Trustee in immediately available funds (or, if Physical Notes have been issued, by check mailed by the Trustee to each Noteholder's address of record in the records of the Paying Agent).

SECTION 4.6    STATEMENTS TO NOTEHOLDERS.

         On each Determination Date, the Administrative Agent shall prepare the Statement to Noteholders, substantially in the form of Exhibit I hereto, and deliver it to the Trustee on the Initial Interest Payment Date, each Semi-Annual Interest Payment Date, any Monthly Payment Date and the Expected Maturity Date and the Trustee shall in turn provide the Holders of the New Notes with such Statement to Noteholders on each such date. The Administrative Agent shall also deliver the Statement to Noteholders to the Rating Agencies.

SECTION 4.7    DAILY REPORT AND SETTLEMENT STATEMENT.

         On each Business Day the Administrative Agent shall prepare the Daily Report and on each Determination Date the Administrative Agent shall prepare the Settlement Statement. The Daily Report and the Settlement Statement shall be in substantially the forms of Exhibits G and H, respectively, with such changes as the Administrative Agent may determine to be necessary or desirable; PROVIDED, HOWEVER, that no such change shall serve to exclude information required by this Indenture and each such change shall be reasonably acceptable to the Trustee. The Administrative Agent shall, upon making such determi nation and receiving the consent of the Trustee to such change, deliver to the Trustee and each Rating Agency an Officers' Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officers' Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Indenture constitute such Exhibit. The Trustee may conclusively rely upon such Officers' Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Indenture. The Administrative Agent shall also deliver the Settlement Statement to the Rating Agencies.

SECTION 4.8    FINAL DISTRIBUTIONS.

         Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any deposits pursuant to Sections 4.2 or 4.3 after the last day of the Fiscal Month immediately prior to the Legal Maturity Date. If after the Legal Maturity Date the Principal Balance of the New Notes has not been reduced to zero, then payments shall be made to Noteholders from proceeds of the sale contemplated by Section 9 of the Series 1995-1 Supplement up to an amount that would reduce the Principal Balance of the New Notes to zero.

                                    ARTICLE 5
                              CONDITIONS PRECEDENT

SECTION 5.1 GENERAL PROVISIONS.

         The New Notes to be issued on the Closing Date shall be executed by the Company and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon request by the Company, upon compliance with Section 5.2 and upon receipt by the Trustee of the following:

         (1) a certificate of the Secretary of the Company (a) evidencing the authorization by a resolution of the Board of Directors of the execution and delivery of this Indenture and the execution, authentica tion and delivery of the New Notes; and (b) certifying that (i) the attached copy of the resolutions of the Board of Directors and the organizational documents of the Company are true and complete copies thereof, (ii) such resolutions have not been rescinded and such resolutions and organizational documents are in full force and effect on and as of the Closing Date and
     (iii) the officers authorized to execute and deliver such documents have the requisite power to do so and hold the offices and have the signatures indicated thereon;

         (2) an Officers' Certificate stating that the Company is not in Default under the Original Indenture or this Indenture and that no Event of Default under the Original Indenture or this Indenture has occurred;

          (3) written confirmation from each Rating Agency that the exchange of the Original Notes for the New Notes will not cause a reduction, withdrawal or downgrade of its then current rating of the Original Notes and each class of Master Trust Certificates; and

         (4) an opinion of Kirkland & Ellis, special counsel to the Company, satisfactory in form and substance to the Trustee and Collateral Agent, dated the Closing Date.

SECTION 5.2    SECURITY FOR NOTES.

         The Company shall deliver to the Trustee on the Closing Date a certificate of an Authorized Officer of the Company, dated as of the Closing Date, to the effect that in the case of the Collateral Securities, immediately prior to the delivery thereof to the Trustee on the Closing Date:

             (1) the Company is the owner of the Collateral Securities free and clear of any Liens, claims or encumbrances of any nature whatsoever except for those granted pursuant to this Inden ture or the Original Indenture;

             (2) the Company has acquired its ownership in the Collateral Securities in good faith without notice of any adverse claim; and

             (3) the Company has not assigned, pledged or otherwise encumbered any interest in the Collateral Securities other than interests granted pursuant to this Indenture or the Original Indenture.

                                    ARTICLE 6
                                   REDEMPTION

SECTION 6.1 OPTIONAL REDEMPTION.

         The Company shall not have the option to redeem the New Notes pursuant to this Section 6.1 prior to August 15, 1997. Thereafter, the Company shall have the option to redeem the New Notes, in whole or in part, at the redemption prices, calculated by the Administrative Agent (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

               YEAR                                  PERCENTAGE

               1997.......................   The greater of (i) 106.25% or (ii)
                                             100% plus the coupon discounted at
                                             a rate equal to the yield on the
                                             date of the redemption
                                             notice of the class
                                             of United States
                                             Treasury Notes
                                             maturing closest to
                                             August 15, 1999 plus
                                             100 basis points.

               1998.......................   106.25%
               1999 and thereafter........   100.00%

SECTION 6.2 NOTICES TO TRUSTEE.

         If the Company elects to redeem New Notes pursuant to the optional redemption provisions of Section 6.1 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of New Notes to be redeemed and (iv) the redemption price.

SECTION 6.3 SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the New Notes are to be redeemed, the Trustee shall select the New Notes to be redeemed among the Holders of the New Notes on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), PROVIDED that no New Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular New Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 25 nor more than 60 days prior to the redemption date by the Trustee from the outstanding New Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the New Notes selected for redemption and, in the case of any New Note selected for partial redemption, the principal amount thereof to be redeemed. New Notes and portions of New Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the New Notes of a Holder are to be redeemed, the entire outstanding amount of New Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to New Notes called for redemption also apply to portions of New Notes called for redemption.

SECTION 6.4 NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose New Notes are to be redeemed at its registered address.

         The notice shall identify the New Notes to be redeemed and shall state:

         (a) the redemption date and the amount of accrued and unpaid principal thereon;

         (b) the redemption price;

         (c) if any New Note is being redeemed in part, the portion of the principal amount of such New Note to be redeemed and that, after the redemption date upon surrender of such New Note, a replacement New Note or Notes in principal amount equal to the unredeemed portion shall be issued;

         (d) the name and address of the Paying Agent;

         (e) that New Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on New Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the New Notes and/or Section of this Indenture pursuant to which the New Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the New Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 6.5 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 6.4 hereof, New Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 6.6 DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all New Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all New Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the New Notes or the portions of New Notes called for redemption. If a New Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such New Note was registered at the close of business on such record date. If any New Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate described in Section 7.1.

SECTION 6.7 NOTES REDEEMED IN PART.

         Upon surrender of a New Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a replacement New Note equal in principal amount to the unredeemed portion of the New Note surrendered.

                                    ARTICLE 7
                                    COVENANTS

SECTION 7.1 PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the New Notes on the dates and in the manner provided in this Indenture and in the New Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent, holds in the Payment Account as of 10:00 a.m. New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

SECTION 7.2 MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where New Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the New Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the New Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 3.3.

SECTION 7.3 ADDITIONAL REPORTS.

         On each Semi-Annual Interest Payment Date and each Monthly Payment Date, in addition to the Statement to Noteholders to be provided by the Trustee pursuant to Section 4.6, the Trustee will cause to be delivered to Noteholders as provided in Section 4.5, copies of the Monthly and, to the extent requested in writing by Noteholders, annual statements referenced in Section 5.2 of the Series 1993-1 Supplement and Section 5.2 of the Series 1995-1 Supplement and the audited annual financial statements of the Company which relate to such dates.


SECTION 7.4    COMPLIANCE CERTIFICATE.

         (a) The Administrative Agent shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers (who may be Officers of the Administrative Agent) with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the New Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Administrative Agent shall deliver such Officers' Certificate to the Rating Agencies.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 7.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4, 7 or 8 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company and the Administrative Agent shall, so long as any of the New Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company, or the Administrative Agent, as applicable, becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Administrative Agent shall deliver such Officers' Certificate to the Rating Agencies.

SECTION 7.5    TAXES.

         The Company shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the New Notes.

SECTION 7.6    STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 7.7    LIENS.

         The Company shall not directly or indirectly create, incur, assume or suffer to exist any Lien on the Collateral Securities or any income or profits therefrom or assign or convey any right to receive income therefrom.

SECTION 7.8    CORPORATE EXISTENCE.

         Subject to Article 8 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (char ter and statutory), licenses and franchises of the Company.

SECTION 7.9    SENIOR DEBT.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness that is senior in any respect in right of payment to the New Notes.

SECTION 7.10   AMENDMENT OF RECEIVABLES, MASTER TRUST DOCUMENTS.

         The Company shall not execute any amendment or supplement to any of the Master Trust Documents if such amendment would materially adversely affect the rights of the Noteholders unless the Company shall have first obtained the prior written consent of the majority of the outstanding principal amount of the New Notes and Original Notes, if any, taken together.

SECTION 7.11   CONDITIONS PRECEDENT TO ISSUANCE OF FUTURE NOTES.

         The Company shall not issue any Future Notes unless (a) the Collateral Agent and the Trustee shall have received a legal opinion of counsel satisfactory to it to the effect that after giving effect to such issuance the Collateral Agent will continue to have a valid and perfected first priority security interest in the Transferor Certificate for the benefit of the Trustee and any Future Trustee and (b) the Trustee shall have received written confirmation from each Rating Agency that such issuance will not cause a reduction, withdrawal or downgrade of its then current rating of the New Notes and each class of Master Trust Certificates then outstanding.

SECTION 7.12 CHARGE ACCOUNT AGREEMENTS AND CREDIT AND COLLECTION POLICIES.

         The Company shall comply with and perform its obligations and shall take all actions reasonably within its control to cause the Originators to comply with and perform their obligations under the Charge Account Agreements relating to the Accounts and the Credit and Collection Policy except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Holders hereunder or under the New Notes. The Company shall also take all action reasonably within its control to cause the Originators to apply payments by obligor in the following order: (i) finance charges; (ii) other charges or fees; and (iii) the unpaid principal balance of purchases allocated first to the longest outstanding receivable. The Company may change, and permit the Originators to change, the terms and provisions of the Charge Account Agreements or the Credit and Collection Policy in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the periodic finance charges and other fees to be assessed thereon) only if such change (individually or taken together with all prior changes to the terms and provisions of the Charge Account Agreements or the Credit and Collection Policy)
(i) would not, in the reasonable belief of the Company, cause, immediately or with the passage of time, a Pay Out Event to occur and (ii) (A) (if it owns a comparable segment of charge card accounts) is made applicable to the comparable segment of the revolving credit card accounts owned by the Company, if any, which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change and (B) (if it does not own such a comparable segment) will not be made with the intent to materially benefit the Company over the Holders or to materially adversely affect the Holders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Company and an unrelated third party or by the terms of the Charge Account Agreements.

                                    ARTICLE 8
                                   SUCCESSORS

SECTION 8.1    MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         (a) The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

             (i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be, if the Company is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Company, as applicable hereunder. To the extent that any right, covenant or obligation of the Company, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity.

              (ii)the Company shall have delivered to the Trustee an Officers' Certificate of the Company stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
         Section 8.1 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia and, subject to customary limitations and qualifications, such entity will not be substantively consolidated with any Originator or the Servicer;

             (iii)the Company shall have delivered notice to the Rating Agencies of such consolidation, merger, conveyance or transfer and the Rating Agency shall have provided written confirmation that such consolidation, merger, conveyance or transfer will not result in the Rating Agency reducing or withdrawing its then existing rating on the New Notes as to which it is a Rating Agency; and

             (iv) the successor entity shall be a special purpose bankruptcy remote entity.

         (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

SECTION 8.2    SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 8.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein, and the predecessor Company (if not the surviving corporation) shall be relieved from its obligations under this Indenture and the New Notes.

                                    ARTICLE 9
                              DEFAULTS AND REMEDIES

SECTION 9.1    DEFAULTS AND EVENTS OF DEFAULT.

         A "Default" occurs if:

         (a) the Company defaults in the payment when due of interest on the New Notes and the default continues for a period of 30 days;

         (b) the Company fails to comply with Section 8.1 hereof which failure remains uncured for 30 days;

         (c) the Company fails to observe or perform any other covenant, warranty or other agreement in this Indenture or the New Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% of the Principal Balance of the New Notes then outstanding;

         (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, whether such Indebtedness now exists or is created after the date of this Indenture, which default (i) is caused by a failure to pay at final maturity, principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default") or (ii) has resulted in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

         (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $1 million;

         (f) the Company pursuant to or within the meaning of Bankruptcy Law:

                  (I)  commences a voluntary case;

                  (II) consents to the entry of an order for relief against it in an involuntary case;

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
                  (III) consents to the appointment of a Custodian of it or for all or substantially all of its property; and

                  (IV) makes a general assignment for the benefit of its
             creditors;

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains in effect and unstayed for 60 consecutive days, that:

                  (I) is for relief against the Company in an involuntary case;

                  (II) appoints a Custodian of the Company or for all or
             substantially all of the property of the Company; or

                  (III) orders the liquidation of the Company.

         (h) the occurrence of a Purchase Termination Event or an event which would constitute a Pay Out Event or a Servicer Default regardless of whether the Investor Certificateholders have exercised a remedy with respect thereto;

         (i) SRI defaults pursuant to its outstanding Senior Notes or Senior Subordinated Notes or any Indebtedness issued to extend, refinance or replace the Senior Notes or Senior Subordinated Notes, which default results in the acceleration of such Indebtedness; or

         (j) the Company shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act.

SECTION 9.2    ACCELERATION.

         Defaults arising under clauses (a), (b), (g), (h) and (i) above will constitute an event of default (an "Event of Default") automatically. Defaults arising under clauses (c), (d), (e), (f) and (j) above will constitute an "Event of Default" only upon the affirmative vote of the Holders of more than 50% of the outstanding principal amount of the New Notes and Original Notes, if any, taken together. If an Event of Default occurs all outstanding New Notes will become due and payable without further action or notice and Holders of the New Notes will be repaid on the terms specified in Article 4.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the New Notes pursuant to
Section 6.1 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the New Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 1997 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the New Notes prior to such date, then the premium payable for purposes of this paragraph shall be as specified pursuant to Section
7.1 hereof for the twelve-month period beginning December 15, 1997.

SECTION 9.3 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the New Notes or to enforce the performance of any provision of the New Notes or this Indenture. Such remedies may include foreclosure on the Class D Certificates, but only (i) in accordance with Section 11(c) of the Series 1995-1 Supplement and (ii) if the Invested Amounts with respect to all current or future Investor Certificates that have a higher initial rating by the Rating Agencies than the New Notes have been paid to the holders thereof. Such foreclosure shall be in accordance with instructions from the Holders of a majority of the Principal Balance of the New Notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion. The proceeds received by the Trustee will be applied by the Trustee first to pay expenses and fees and other amounts payable to the Trustee and thereafter to pay all amounts then owing to the Holders. In no event may the Collateral Agent foreclose on the Transferor Certificate.

         The Trustee may maintain a proceeding even if it does not possess any of the New Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a New Note in exercising any right or remedy, accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 9.4 WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding New Notes by notice to the Trustee may on behalf of the Holders of all of the New Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the New Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding New Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

SECTION 9.5 CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding New Notes and Original Notes, if any, taken together, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of New Notes or that may involve the Trustee in personal liability.

SECTION 9.6 LIMITATION ON SUITS.

         A Holder of a New Note may pursue a remedy with respect to this Indenture or the New Notes only if:

         (a) the Holder of a New Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% of the Principal Balance of the then outstanding New Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a New Note or Holders of New Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding New Notes and Original Notes, if any, taken together, do not give the Trustee a direction inconsistent with the request.

A Holder of a New Note may not use this Indenture to prejudice the rights of another Holder of a New Note or to obtain a preference or priority over another Holder of a New Note.

SECTION 9.7    NO BANKRUPTCY PETITION.

         Each of the Trustee (and any successor trustee), the Administrative Agent (and any successor administrative agent) and each Holder of a New Note covenants and agrees that prior to the date which is one year and one day after the payment in full of the New Notes and all Master Trust Certificates issued by the Master Trust and Future Notes issued by the Company in each case if rated by any nationally recog nized statistical rating organization it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

         No Noteholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Noteholder previously shall have given written notice to the Trustee, and unless the Holders of New Notes evidencing more than 50% of the Principal Balance of the New Notes which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institution such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Trustee, that no one or more Noteholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Noteholders of any other of the New Notes, or obtain or seek to obtain priority over or preference to any other such Noteholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protec tion and enforcement of the provisions of this Section 9.7, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. The rights of the Noteholders pursuant to this second paragraph of Section 9.7 shall be subject to and limited by the first paragraph of this Section 9.7.

SECTION 9.8 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Except as provided in Section 9.7, the right of any Holder of a New Note to receive payment of principal, premium, if any, and interest on the New Note, on or after the respective due dates expressed in the New Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 9.9    LIMITED RECOURSE.

         Payments of principal, interest and premium, if any, on the New Notes will be secured by, and will be paid solely from the distributions on, the Collateral Certificates. The New Notes are not general recourse obligations of the Company or any of its Affiliates and Noteholders shall not have recourse to assets of the Company or any of its Affiliates, except with respect to the Class D Certificates and the Note Allocation Percentage of Transferor Daily Cash Flows.

SECTION 9.10   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a New Note pursuant to Section 9.8 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding New Notes and Original Notes, if any, taken together.

SECTION 9.11   COLLECTION SUIT BY TRUSTEE.

         Subject to Section 9.7, if an Event of Default specified in Section 9.2 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the New Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 9.12   TRUSTEE MAY FILE PROOFS OF CLAIM.

         Subject to Section 9.7, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the New Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the New Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the New Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any plan of reorganization, arrangement, adjustment or composition affecting the New Notes or the rights of any Holders, or to authorize the Trustee to vote in respect of the claim of any Holder, in any such proceeding.

                                   ARTICLE 10
                              ADMINISTRATIVE AGENT

SECTION 10.1   APPOINTMENT AND AUTHORITY OF ADMINISTRATIVE AGENT.

         The Company hereby appoints SRI its agent to supervise and manage, on the Company's behalf, (i) the operations of the Company in connection with or relating to this Indenture and (ii) the operations of the Company in connection with or relating to the issuance, sale and payment of the New Notes, and to perform certain other services on behalf of the Company that are specified below. SRI, acting in such capacity, is hereinafter referred to as the "Administrative Agent."

SECTION 10.2   ADMINISTRATIVE AGENT'S SERVICES AND DUTIES.

             (a) The Administrative Agent's duties on behalf of the Company in connection with the Indenture shall be the following, or advising the Company as to the following:

             (i) arranging for the execution of this Indenture by the Company and arranging for the exe cution of amendments to and waivers under the Master Trust Documents and any other documents or instruments deliverable by the Company thereunder or in connection therewith to allow for the transactions contemplated by this Indenture;

             (ii) monitoring the Company's distributions on the Collateral Securities.

             (iii)causing amounts out of such received payments to be deposited into the Interest Reserve Account and the Principal Reserve Account in the amounts and manner specified in Sections 4.2 and 4.3, and in accordance with the Daily Report;

             (iv) giving such notices and other communications as the Company may from time to time be required or permitted to give under this Indenture;

             (v) preparing and delivery to the Trustee the Statement to Noteholders in accordance with Section 4.6 and the Certificate specified in
     Section 7.4 in accordance with such Section;

             (vi) delivering to Noteholders the reports required by Section 7.3;

             (vii) cooperating with and assisting the outside auditors of the Company in conducting examinations required by Section 7.4;

             (viii) maintenance of general accounting records of the Company, and preparation for certification of such periodic financial statements as may be necessary or appropriate;

             (ix) taking such other actions as are required to be performed by the Administrative Agent under this Indenture;

             (x) (1) preparation for execution by the Company, and causing to be filed thereafter, such income, franchise or other tax returns of the Company as shall be required to be filed by applicable law, and (2) causing to be paid, but solely from the assets of the Company, any taxes required to be paid by the Company by applicable law;

             (xi) preparing the Registration Statement and assuring for the benefit of the Company that no such Registration Statement (A) contains any untrue statement of a material fact or (B) omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (xii) retain, on behalf of and for the account of the Company, legal counsel necessary to perform for the Company the services necessary or appropriate to the preparation, execution and delivery of this Indenture and the related agreements to which the Company is a party and the future services provided by a general corporate counsel; and

             (xiii) use its reasonable efforts to cause the Company to satisfy its obligations under this Indenture.

         (b) The services of the Administrative Agent to the Company under this Agreement are not to be deemed exclusive, and the Administrative Agent shall be free to render similar services to others.

         (c) The Administrative Agent shall maintain proper books of account and complete records of all transactions of the Company undertaken or performed by it hereunder and will render statements or copies thereof from time to time as reasonably requested by the Company or by the Rating Agencies. The Administrative Agent will assist in all audits of the Company.

SECTION 10.3   STANDARD OF CARE.

         The Administrative Agent shall perform its duties hereunder diligently, in conformity with the Company's obligations relating thereto and in accordance with the same standard of care exercised by a prudent person in connection with the administration of assets or investments similar to the New Notes and, in no event with less care than it exercises or would exercise in connection with the administration of assets or investments similar to the New Notes issued in its own capacity.

SECTION 10.4   COMPENSATION OF THE ADMINISTRATIVE AGENT.

         The Company covenants and agrees to pay to the Administrative Agent from time to time, and the Administrative Agent shall be entitled to receive, reasonable compensation for all services rendered by the Administrative Agent in connection with the performance of its duties hereunder.

SECTION 10.5   INDEMNIFICATION.

         The Administrative Agent hereby agrees to indemnify and hold harmless each of the Company, the Collateral Agent and the Trustee and each of its directors, officers, employees, agents and stockholders from and against any and all damages, losses, liabilities, costs and expenses incurred by the Company resulting from the negligence or wilful misconduct of the Administrative Agent in performing (or failing to perform) its obligations under this Indenture; excluding, however, damages, losses, liabilities, costs or expenses to the extent resulting solely from the gross negligence or willful misconduct of the Company, Collateral Agent or the Trustee, its officers, employees or agents (other than the Administrative Agent). The Company, Collateral Agent or the Trustee shall immediately notify the Administrative Agent of any damage, loss, liability, cost or expense which the Company has determined has given or would give rise to a right of indemnification hereunder and the Administrative Agent shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon the Company, Collateral Agent and the Trustee. Failure to give such notice shall not relieve the Administrative Agent of its indemnity hereunder; PROVIDED, HOWEVER, that the Administrative

Agent shall not be held responsible for any damage, loss, liability, cost or expense resulting from the failure to give such notice. This indemnity shall survive the termination of this Indenture and the resignation or removal of the Trustee.

                                   ARTICLE 11
                          TRUSTEE AND COLLATERAL AGENT

SECTION 11.1   DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

             (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee and the Collateral Agent may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section;

             (ii) the Trustee and the Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and

             (iii)the Trustee and the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 9.5 hereof.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and
(c) of this Section.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 11.2   RIGHTS OF TRUSTEE.

         (a) The Trustee and the Collateral Agent shall have the duties set forth in this Indenture and only such duties and no implied duties shall be read into this Indenture. The Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Each of the Trustee and the Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Each of the Trustee and the Collateral Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) Each of the Trustee and the Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) Each of the Trustee and the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee or the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 11.3   INDIVIDUAL RIGHTS OF TRUSTEE AND COLLATERAL AGENT.

         Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of New Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Collateral Agent. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 11.10 and 11.11 hereof.

SECTION 11.4   TRUSTEE'S AND COLLATERAL AGENT'S DISCLAIMER.

         Neither the Trustee nor the Collateral Agent shall be responsible for and/or make any representation as to the validity or adequacy of this Indenture, the Master Trust Documents, or the New Notes, and they shall not be accountable for any money paid to the Company or upon the Company's direction under any provision of this Indenture, and they shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and they shall not be responsible for any statement or recital herein or any statement in the New Notes or any other document in connection with the issuance of the New Notes or pursuant to this Indenture other than (in the case of the Trustee) its certificate of authentication.

SECTION 11.5   NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall mail to Holders of New Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any New Note, the Trustee may withhold the notice if and so long as its Responsible Officers in good faith determine that withholding the notice is in the interests of the Holders of the New Notes.

SECTION 11.6 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the New Notes and the Rating Agencies a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of New Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the New Notes are listed. The Company shall promptly notify the Trustee when the New Notes are listed on any stock exchange.

SECTION 11.7   COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and performance of its services hereunder. The Trustee's and Collateral Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and Collateral Agent's agents and counsel.

         The Company shall indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part. The Trustee and the Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee and the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee and the Collateral Agent shall cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnity shall apply to the directors, officers, employees and agents of the Trustee and the Collateral Agent.

         The obligations of the Company under this Section 11.7 shall survive the satisfaction and discharge of this Indenture, and the resignation and removal of the Trustee and the Collateral Agent.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the New Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular New Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 9.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 11.8   REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and notice of such resignation shall be delivered by the Trustee to the Rating Agencies. The Holders of New Notes of a majority in principal amount of the then outstanding New Notes and Original Notes, if any, taken together, may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 11.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding New Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of New Notes of at least 10% in principal amount of the then outstanding New Notes and Original Notes, if any, taken together, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a New Note who has been a Holder of a New Note for at least six months, fails to comply with
Section 11.10, such Holder of a New Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the New Notes and to the Rating Agencies. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor

Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 11.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 11.8, the Company's obligations under Section 11.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 11.9   SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 11.10  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5).

         Pursuant to Section 3.10(b) of the TIA, if upon the occurrence of an Event of Default the Trustee has as "conflicting interest" (as defined in Section 3.10(b) of the TIA), then, within 90 days after ascertaining that the Trustee has such conflicting interest, and if the Event of Default has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in Section 3.10(b) of the TIA, resign and the Company shall take prompt steps to have a successor trustee appointed pursuant to
Section 11.8.

SECTION 11.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 12
                                LEGAL DEFEASANCE

SECTION 12.1   OPTION TO EFFECT LEGAL DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have
Section 12.2 hereof be applied to all outstanding New Notes upon compliance with the conditions set forth below in this Article 12.

SECTION 12.2   LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Company shall, subject to the satisfaction of the conditions set forth in 12.3 hereof, be deemed to have been discharged from its obligations with respect to all outstanding New Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal

Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding New Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 12.4 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such New Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding New Notes to receive solely from the trust fund described in Section 12.3 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such New Notes when such payments are due, (b) the Company's obligations with respect to such New Notes under Article 3 and
Section 7.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 12.

SECTION 12.3   CONDITIONS TO LEGAL DEFEASANCE.

     The following shall be the conditions to the application of Section 12.2 hereof to the outstanding New Notes:

         In order to exercise Legal Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the New Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the New Notes;

         (b) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the New Notes pursuant to this Article 12 concurrently with such incurrence) or insofar as Sections 9.1(f) and 9.1(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

         (d) such Legal Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (e) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

        (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance have been complied with.

SECTION 12.4 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 12.5 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.4, the "Trustee") pursuant to Section 12.3 hereof in respect of the outstanding New Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such New Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such New Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.3 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding New Notes.

         Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 12.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.3(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance.

SECTION 12.5   REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any New Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such New Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 12.6   REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 12.2 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the New Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 12.2 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any New Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such New Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 13
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 13.1   WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 13.2 of this Indenture, the Company, the Administrative Agent and the Trustee may amend or supplement this Indenture or the New Notes without the consent of any Holder of a New Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for the assumption of the Company's obligations to the Holders of the New Notes in the case of a merger or consolidation pursuant to
Article 8 hereof;

         (c) to make any change that would provide any additional rights or benefits to the Holders of the New Notes or that does not adversely affect the legal rights hereunder of any Holder of the New Note; or

         (d) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA once it is registered thereunder.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
13.6 hereof, the Trustee shall join with the Company and the Administrative Agent in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise. The Administrative Agent shall deliver a copy of any such amendment or supplement to the Rating Agencies.

SECTION 13.2 WITH CONSENT OF HOLDERS OF NOTES.

         The Company, the Administrative Agent and the Trustee may amend or supplement this Indenture and the New Notes with the consent of the Holders of at least a majority in principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the New Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the New Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding New Notes (including consents obtained in connection with a tender offer or exchange offer for the New Notes).

         Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting Holder):

         (a) reduce the principal amount of New Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any New Note or alter or waive any of the provisions with respect to the redemption of the New Notes;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any New Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding New Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any New Note payable in money other than that stated in the New Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of New Notes to receive payments of principal of or interest on the New Notes;

         (g) make any change in Section 9.4 or 9.8 hereof or in the foregoing amendment and waiver provisions; or

         (h) make any change in Article 13 hereof that adversely affects any Holder.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of New Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.6 hereof, the Trustee shall join with the Company and the Administrative Agent in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of New Notes under this Section 13.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 13.2 becomes effective, the Company shall mail to the Holders of New Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

         Notwithstanding the above, if any amendment, supplement or waiver to this Indenture or the New Notes disproportionately impacts any particular series of New Notes exclusively, then the Company shall also be required to obtain the consent of the applicable percentage of the outstanding principal amount of New Notes in such series, voting as a separate class, before such amendment, supplement or waiver becomes effective.

         The Administrative Agent shall deliver written notice to the Rating Agencies of any amendment or supplement under this Section 13.2 prior to its execution.

SECTION 13.3   COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the New Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 13.4   REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a New Note is a continuing consent by the Holder of a New Note and every subsequent Holder of a New Note or portion of a New Note that evidences the same debt as the consenting Holder's New Note, even if notation of the consent is not made on any New Note. However, any such Holder of a New Note or subsequent Holder of a New Note may revoke the consent as to its New Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 13.5 NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any New Note thereafter authenticated. The Company in exchange for all New Notes may issue and the Trustee shall authenticate replacement New Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a replacement New Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 13.6   TRUSTEE AND ADMINISTRATIVE AGENT TO SIGN AMENDMENTS, ETC.

         The Trustee and the Administrative Agent shall sign any amended or supplemental Indenture authorized pursuant to this Article 13 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Administrative Agent, as applicable. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

SECTION 13.7 TERMINATION OF ORIGINAL INDENTURE.

         At such time as no Original Note is outstanding, including as a result of the exchange of all outstanding Original Notes for the New Notes being issued pursuant hereto, the Original Indenture shall terminate and be of no further force and effect.

                                   ARTICLE 14
                                  MISCELLANEOUS

SECTION 14.1   TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 14.2   NOTICES.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

             SRI Receivables Purchase Co., Inc.
             10201 South Main Street
             Houston, Texas  77025
             Telephone No.:  (713) 669-2646
             Telecopier No.:  (713) 660-3342
             Attention:  Chief Financial Officer

         With a copy to:

             Bain Capital, Inc.
             Two Copley Place, 7th Floor
             Boston, Massachusetts  02116
             Telephone No.:  (617) 572-2372
             Telecopier No.:  (617) 572-3274
             Attention:  Mr. Joshua Bekenstein

         and to:

             Kirkland & Ellis
             200 E. Randolph Drive
             Chicago, IL  60601
             Telephone No.:  (312) 861-2000
             Telecopier No.:  (312) 861-2200
             Attention: Kenneth P. Morrison, Esq.

         If to the Trustee:

             Bankers Trust Company
             Corporate Trust and Agency Group
             4 Albany Street, 10th floor
             New York, New York  10006
             Telephone No.:  (212) 250-5326
             Telecopier No.:  (212) 250-6439
             Attention: Structured Finance

         If to the Administrative Agent:

             Specialty Retailers, Inc.
             10201 South Main Street
             Houston, Texas  77025
             Telephone No.: (713) 669-2646
             Telecopier No.:  (713) 660-3342

             Attention:  Chief Financial Officer

         with a copy to:

             Kirkland & Ellis
             200 E. Randolph Drive
             Chicago, IL  60601
             Telephone No.:  (312) 861-2000
             Telecopier No.:  (312) 861-2200
             Attention: Kenneth P. Morrison, Esq.

         If to the Collateral Agent:

             Bankers Trust Company
             Corporate Trust and Agency Group
             4 Albany Street, 10th Floor
             New York, New York   10006
             Telephone No.:  (212) 250-5326
             Telecopier No.:  (212) 250-6439
             Attention:  Structured Finance

         If to S&P:

             Standard & Poor's Ratings Services
             25 Broadway
             New York, New York 10007
             Attention:  Ray Galkowski

         If to DCR:

             Duff & Phelps Ratings Co.
             55 East Monroe Street
             Chicago, Illinois 60603
             Attention:  Corporate Surveillance Group

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or regis tered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.3 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the New Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 14.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (b) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (c) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 14.6 RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the New Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes.

SECTION 14.8 GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NEW NOTES.

SECTION 14.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10  SUCCESSORS.

         All agreements of the Company in this Indenture and the New Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.11  SEVERABILITY.

         In case any provision in this Indenture or in the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.12  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.13 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of               , 1996            SRI RECEIVABLES PURCHASE CO., INC.
            --------------
                                            By:
                                                   Name:
                                                   Title:
Attest:

                                     (SEAL)

Dated as of                    , 1996       BANKERS TRUST COMPANY
            -------------------
                                            as Trustee and as Collateral Agent

                                            By:
                                                   Name:
                                                   Title:
Attest:

                                     (SEAL)

Dated as of                , 1996           SPECIALTY RETAILERS, INC.
            ---------------
                                                 as Administrative Agent

                                            By:
                                                   Name:
                                                   Title:
Attest:

                                     (SEAL)

                                 [FORM OF NOTE]
                                                                       EXHIBIT A
                                 (Face of Note)

                       SRI RECEIVABLES PURCHASE CO., INC.

                               12.5% Series B Note

No. ___________                                                       $________

               SRI Receivables Purchase Co., Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor entity under the Indenture herein after referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on a date that is expected to be December 15, 2000 (the "Expected Matu rity Date") as more fully described in the Indenture, dated _________, 1996 among the Company, Specialty Retailers, Inc., as Administrative Agent, and Bankers Trust Company, as Trustee and Collateral Agent, to which this Note relates.

               First Payment Date:  December 16, 1996.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereon.

                                    SRI RECEIVABLES PURCHASE CO., INC.


                                    By:


                                    By:

                                    [SEAL]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

BANKERS TRUST COMPANY, as Trustee


By:
    Authorized Signature

                                 (Back of Note)
                              12.5% Series B Notes

        To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture dated ________, 1996, among the Company, Specialty Retailers, Inc., as administrative agent and Bankers Trust Company as trustee and collateral agent (the "Trustee"). This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, as a mended from time to time, to which Indenture, as so amended, the Holders of the Notes by virtue of the acceptance hereof, and to which any beneficial owner, by acquiring a beneficial interest herein, assents and by and to which the Holders of the Notes and any such beneficial owner are bound. Although this Note summarizes certain provisions of the Indenture, this Note does not purport to summarize the Indenture; and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations and duties evidenced hereby and the rights, duties and obliga tions of the Trustee. In the event of any inconsistency or conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        1. INTEREST. SRI Receivables Purchase Co., Inc., a Delaware corporation (the "Company"), promises to pay inter est on the principal amount of this Note at 12.5% per annum from the date this Note is issued until the earlier of the date on which principal is paid in full and January 15, 2003. Interest on this Note will accrue at a rate of 12.5% per annum and will be payable semi-annually on June 15 and December 15 of each year, including the Expected Maturity Date (or, if any such day is not a Business Day, the first Business Day thereafter) (each a "Semi-Annual Interest Payment Date"), commencing December 16, 1996, except that, on and after the occurrence of an Event of Default, or on any day following the Expected Maturity Date, interest will be payable on the 15th day (or, if such day is not a busi ness day, then the first business day thereafter) of each month (each a "Monthly Payment Date" and together with each Semi-Annual Interest Payment Date, a "Payment Date"). Interest will accrue from each Payment Date to the day preceding the next succeeding Payment Date. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Compa ny then had elected to redeem the Notes pursuant to Section 5.1 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in the Indenture or in this Note to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 1997 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of this Note prior to such date, then the premium payable for purposes of this paragraph shall be as specified pursuant to Section 5.1 of the Indenture for the twelve-month period beginning December 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the last day of the month pre ceding each Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the closing date of the offering being made hereby. The Notes will be payable both as to principal and interest by the Trustee in immedi ately available funds.

        3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Compa ny or any of its Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by refer ence to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are re ferred to the Indenture and such Act for a statement of such terms.

        5. LIMITED RECOURSE. Principal, interest and premium, if any, on the Notes will be secured by, and will be paid solely from distributions on, the Collateral Securities (including any excess cash flows allocable to the Collateral Securities). The Notes will not be general recourse obliga tions of the Company or any of its Affiliates and Holders will not have recourse to other assets of the Company or any of its Affiliates.

        6.  OPTIONAL REDEMPTION.

        The Notes will be subject to redemption, on not less than 30 nor more than 60 days' notice, at the redemption prices set forth below (expressed as percentages of princi pal amount) plus accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning on the dates indicated below:


        YEAR                                        PERCENTAGE

December 15, 1997...........................The greater of (i) 106.25% or (ii)
                                            100% plus the coupon discounted at a
                                            rate equal to the yield on the date
                                            of the redemption notice of the
                                            class of United States Trea sury
                                            Notes maturing closest to August 15,
                                            1999, plus 100 basis points

December 15, 1998...........................106.25%

August 15, 1999 and
thereafter..................................100%

        7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be re deemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse ments and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

        9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compli ance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not ad versely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) breach of certain restrictions on the Company's ability to consolidate with or merge into another corporation or convey or transfer its properties and assets substantially as an entirety; (iii) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with other agreements in the Indenture or this Note; (iv) defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company whether such indebtedness now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay when due principal or interest on such indebtedness within the grace period provided in such indebtedness (a "PAYMENT DEFAULT") or
(b) results in the acceleration of such indebt edness prior to its express maturity and, in each case the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, except that the aggregate of all such undischarged judgments exceeds $1 million; (vi) certain events of bankruptcy or insolvency with respect to the Company; (vii) the occurrence of a Purchase Termination Event, Pay Out Event or Servicer Default regardless of whether the Certificateholders have exercised a remedy with respect thereto; (viii) defaults of SRI pursuant to its outstanding Senior Notes and Senior Subordinated Notes or any indebtedness issued to extend, refinance or replace the Senior Notes or Senior Subordinated Notes, which default results in the acceleration of such indebtedness; or (ix) the Company shall become subject to regulation by the Com mission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Defaults arising under clauses (i), (ii), (vi), (vii) and (viii) above will constitute an automatic event of de fault (an "EVENT OF DEFAULT"). Defaults arising under clauses (iii), (iv), (v) and (ix) above will constitute an Event of Default only upon the affirmative vote of the Holders of more than 50% of the outstanding principal amount of the Notes. If an Event of Default occurs and is continu ing, all outstanding Notes will become due and payable without further action or notice. The Holders of the Notes may not enforce the Indenture or the Notes except as provid ed in the Indenture.

        12. NO BANKRUPTCY PETITION. The Holder of this Note covenants and agrees that prior to the date which is one year and one day after the payment in full of the Notes and all Master Trust Certificates issued by the Master Trust and Future Notes issued by the Company in each case if rated by any nationally recognized statistical rating organization it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganiza tion, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

        13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               The Company will furnish to any Holder upon writ ten request and without charge a copy of the Indenture.
Requests may be made to:

                      SRI Receivables Purchase Co., Inc.
                      10201 South Main Street
                      Houston, Texas  77025
                      Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or
        (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _________________________

                          Your Signature: _____________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(1)

               The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                 Principal
                                                 Amount of           Signature
                Amount of de-    Amount of       this Global         of
                crease in        increase in     Note                authorized
                Principal        Principal       following           officer
                Amount of        Amount of       such                of Trustee
Date of Ex-     this             this            decrease (or        or Note
change          Global Note      Global Note     increase)           Custodian
------          -----------      -----------     ---------           ---------


--------
(1)     This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                       FORM OF LEGEND FOR BOOK-ENTRY NOTES

        Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEAN ING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHO RIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAY MENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS RE QUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                                                                       EXHIBIT G

SRI RECEIVABLES MASTER TRUST
DAILY REPORT
Daily Report Date:  _______ 1996


ALLOCATION OF TRANSFEROR DAILY CASH FLOWS
                                              ____________, 1996
PRINCIPAL COLLECTIONS
                                1993-1 Class A
                                1993-1 Class B
                                1993-1 Class C
                                1993-1 Class D   __________________
                 Sub Total
                                1995-1 Class A
                                1995-1 Class B
                                1995-1 Class C
                                1995-1 Class D   __________________
                 Sub Total
                 1993-2
   Transferor Interest
Total Principal Collections                      __________________
EXCESS FINANCE CHARGE FLOWS
                 1993-1
                 1995-1
                 1993-2
   Transforer Interest                           __________________
Total Finance Charge
Collections
Total Collections
Equalization Account                             __________________
(Deposits) Releases

Transferor Daily Cash Flows                      ==================
INTEREST ON NOTES
Beginning Balance
   10% of trans daily                            __________________

   Ending Balance                                ==================

                                                                       EXHIBIT H

MONTHLY SETTLEMENT STATEMENT


INTEREST RESERVE ACCOUNT
        Amount Required to be Deposited during the Period                _______

        Was the required amount deposited?                                Yes/No


EVENT OF DEFAULT
        Was there an Event of Default
        during the Period?                                                Yes/No


PURCHASE TERMINATION EVENT OF DEFAULT
        Was there a Purchase Termination Event of
        Default during the Period?                                        Yes/No


RAPID RESERVE PERIOD
        Is this month part of the Rapid
        Reserve Period?                                                   Yes/No


PRINCIPAL RESERVE ACCOUNT
        Was a deposit required during the Period?                         Yes/No

                                                                       EXHIBIT I

                          SRI RECEIVABLES MASTER TRUST
                          STATEMENTS TO HOLDERS OF THE
                              12.5% SERIES B NOTES
--------------------------------------------------------------------------------
                                PRINCIPAL AMOUNT

                                        Begining                       Ending
                                       Outstanding                   Outstanding
                                       -----------                   -----------
12.5% Series B Notes                   $30,000,000
--------------------------------------------------------------------------------
                               DISTRIBUTION AMOUNT

                                                                     Payment Per
                            Principal    Interest      Total          Thousand
                         -------------------------------------------------------
12.5% Series B Notes
--------------------------------------------------------------------------------
                                INVESTED AMOUNTS

Series 1993-I Class D
Series 1995-I Class D
--------------------------------------------------------------------------------
                                                         Series
                                                ------------------------
                                                   1995-I      1993-I
                                                ------------ -----------
Event of Default                                     NO          NO
Purchase Termination Event                           NO          NO
Payout Event                                         NO          NO
Servicer Default                                     NO          NO

Amount that Portfolio Yield exceeds Base Rate
--------------------------------------------------------------------------------

                                       I-1